Exhibit 5.2

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA FOUNDED 1866	HONG KONG HOUSTON LONDON LOS ANGELES MUNICH NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

March 1, 2017

CMS Energy Trust IV
CMS Energy Trust V
One Energy Plaza
Jackson, Michigan 49201

Re:  CMS Energy Trust IV
CMS Energy Trust V
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to CMS Energy Trust IV and CMS Energy Trust V, each a statutory trust existing under the Statutory Trust Act of the State of Delaware (each, a “CMS Trust” and, together, the “CMS Trusts”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed on the date hereof by each of CMS Energy Corporation, a Michigan corporation (the “Company”), Consumers Energy Company, a Michigan corporation, and the CMS Trusts with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of an unlimited amount of the trust preferred securities (the “Trust Preferred Securities”) of each of the CMS Trusts.

The Trust Preferred Securities of each CMS Trust will be issued under an Amended and Restated Trust Agreement of such CMS Trust, each substantially in the form that has been filed as an exhibit to the Registration Statement (each, a “Trust Agreement” and, collectively, the “Trust Agreements”), to be entered into among the Company, as sponsor, The Bank of New York Mellon (ultimate successor to The Bank of New York), as property trustee (the “Property Trustee”), The Bank of New York Mellon (Delaware) (ultimate successor to The Bank of New York (Delaware)), as Delaware trustee, and Srikanth (Sri) Maddipati and Melissa M. Gleespen (ultimate successors to Alan M. Wright and Thomas A. McNish), as administrative trustees.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined and relied upon originals, or copies of originals certified or otherwise identified to our satisfaction, of: (i) the form of Registration Statement; (ii) the certificate of trust of each of the CMS Trusts (each, a “Certificate of Trust” and, collectively, the “Certificates of

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Trust”) as filed with the Secretary of State of the State of Delaware on December 1, 2000; (iii) a Certificate of Good Standing for each of the CMS Trusts, dated February 28, 2017, obtained from the Secretary of State of the State of Delaware; (iv) the currently existing Trust Agreement of CMS Energy Trust IV, dated November 22, 2000, between the Company, as sponsor, and Srikanth (Sri) Maddipati and Melissa M. Gleespen (ultimate successors to Alan M. Wright and Thomas A. McNish) and The Bank of New York Mellon (Delaware) (ultimate successor to The Bank of New York (Delaware)), as trustees, and the currently existing Trust Agreement of CMS Energy Trust V, dated November 22, 2000, between the Company, as sponsor, and Srikanth (Sri) Maddipati and Melissa M. Gleespen (ultimate successors to Alan M. Wright and Thomas A. McNish) and The Bank of New York Mellon (Delaware) (ultimate successor to The Bank of New York (Delaware), as trustees (each, an “Original Trust Agreement” and, collectively, the “Original Trust Agreements”); (v) the form of the Trust Agreement of each of the CMS Trusts (including the designation of the terms of the Trust Preferred Securities annexed thereto) being filed as exhibits to the Registration Statement; (vi) the form of the Trust Preferred Securities of each of the CMS Trusts being filed as exhibits to the Registration Statement; and (vii) certain resolutions of the Board of Directors of the Company. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the CMS Trusts.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the Trust Preferred Securities of each CMS Trust to be offered and covered by the Registration Statement (the “Offered Trust Preferred Securities”) will constitute validly issued beneficial interests in the assets of the relevant CMS Trust whose owners will have no further obligation to make payments to such CMS Trust or its creditors or contributions to such CMS Trust or its creditors solely by reason of the owners’ ownership of Offered Trust Preferred Securities, when: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act and the Trust Agreement of such CMS Trust shall have been qualified under the Trust Indenture Act of 1939, as amended; (ii) a prospectus supplement with respect to the Offered Trust Preferred Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Trust Agreement of such CMS Trust shall have been duly executed and delivered by each of the parties thereto; (iv) the terms of the Offered Trust Preferred Securities shall have been established in accordance with the Trust Agreement of such CMS Trust; and (v) the Offered Trust Preferred Securities shall have been duly executed and authenticated and issued in accordance with the Trust Agreement of such CMS Trust, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor; provided that the holders of the Offered Trust Preferred Securities may be obligated, pursuant to the Trust Agreement of the relevant CMS Trust, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Offered Trust Preferred Securities and (ii) provide security and indemnity in connection with the requests of, or directions to, the Property Trustee of such CMS Trust to exercise its rights and powers under the Trust Agreement of such CMS Trust.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Offered Trust Preferred Securities:

(i) the Certificate of Trust of the relevant CMS Trust as currently in effect will be in full force and effect and will not have been modified or amended;

(ii) the activities of the relevant CMS Trust have been and will be conducted in accordance with its Original Trust Agreement or Trust Agreement, as applicable, and the Statutory Trust Act of the State of Delaware;

(iii) the Trust Agreement of the relevant CMS Trust and the Offered Trust Preferred Securities of the relevant CMS Trust each will be executed in substantially the form that has been filed as an exhibit to the Registration Statement;

(iv) the authorization thereof by the relevant CMS Trust will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof;

(v) the Offered Trust Preferred Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto; and

(vi) the execution, delivery and performance by the relevant CMS Trust of the relevant Trust Agreement and the issuance, sale and delivery of the Offered Trust Preferred Securities will not (A) violate any law, rule or regulation applicable to such CMS Trust, (B) result in a default under or breach of any agreement or instrument binding upon such CMS Trust or any order, judgment or decree of any court or governmental authority applicable to such CMS Trust or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect).

We have further assumed that the Trust Agreements will be governed by the laws of the State of Delaware.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party, other than the relevant CMS Trust, to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument and (ii) such Instrument has been duly authorized, executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto (other than the relevant CMS Trust).

This opinion letter is limited to the Statutory Trust Act of the State of Delaware as in effect on the date hereof. We express no opinion as to any other laws, rules or regulations of the State of Delaware or any laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin LLP